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                                                               EXHIBIT 23.1


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1997, except for the first paragraph of
Note 2, as to which the date is February 28, 1997, with respect to the consolidated financial statements and schedule of REMEC, Inc., included in the Proxy Statement of REMEC, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) and Prospectus of REMEC, Inc. for the registration of 860,000 shares of its common stock.



                                        /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP


San Diego, California
June 13, 1997



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 9, 1997, with respect to the financial statements of C&S Hybrid, Inc. included in the Proxy Statement of REMEC, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) and Prospectus of REMEC, Inc. for the registration of 860,000 shares of its common stock.



                                        /s/ ERNST & YOUNG LLP

                                            ERNST & YOUNG LLP


San Jose, California
June 13, 1997